UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 20, 2012

CH ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-30512	14-1804460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

284 South Avenue Poughkeepsie, New York 12601-4839
(Address of Principal Executive Offices) (Zip Code)

(845) 482-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On February 20, 2012, CH Energy Group, Inc. (“CH Energy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FortisUS, Inc., a Delaware corporation (“Fortis”), Cascade Acquisition Sub, Inc., a New York corporation and a wholly owned subsidiary of Fortis (“Merger Sub”), and Fortis Inc., a corporation incorporated under the Corporations Act of Newfoundland and Labrador, and the parent company of Fortis (“Fortis Parent”).

            The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into CH Energy (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and CH Energy will continue as a wholly owned subsidiary of Fortis. The Boards of Directors of each of CH Energy and Fortis have approved the Merger.

            Under the Merger Agreement, at the effective time of the Merger, each outstanding share of CH Energy common stock (other than shares owned by CH Energy, Fortis Parent, Fortis, or Merger Sub) will be converted into the right to receive $65.00 in cash (the “Merger Consideration”). At the effective time and as a result of the merger, each outstanding option to acquire CH Energy common stock issued by CH Energy will be converted into the right to receive the difference between $65.00 and the exercise price of the option, on a per-share basis, and each outstanding share of restricted stock, restricted stock unit, deferred stock unit, performance share and other equity-based awards will vest and be converted into the right to receive the Merger Consideration.

            The Merger is subject to the approval of stockholders holding a majority of the outstanding shares of CH Energy and other customary closing conditions, including among other things:

•         the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•         approvals of the New York Public Service Commission and the Federal Energy Regulatory Commission;

•         confirmation of review, without unresolved concerns, from the Committee on Foreign Investment in the United States; and

•         the absence of any injunction, order or other law prohibiting the Merger.

            The obligations of each party to close the Merger are also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement and, in the case of Fortis, the absence of any material adverse effect on CH Energy.

            The Merger Agreement provides that Fortis and CH Energy may mutually agree to terminate the Merger Agreement before completing the Merger.  In addition, either Fortis or CH Energy may decide to terminate the Merger Agreement if:

•         the merger is not consummated by February 20, 2013, subject to extension to August 20, 2013 if regulatory approvals have not been obtained (or further if approvals have been obtained but have not yet become final orders) but other closing conditions have been satisfied or waived;

•         CH Energy stockholders fail to adopt the Merger Agreement; or

•         a court or other governmental entity issues a final and nonappealable order prohibiting the Merger;

•         the other party breaches the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach.

            CH Energy may also terminate the Merger Agreement prior to receiving stockholder approval, after complying with certain procedures set forth in the Merger Agreement, in order to accept a superior takeover proposal upon payment of a termination fee of $19.7 million.  Fortis may terminate the Merger Agreement and require payment of the termination fee if CH Energy enters into an agreement with respect to a superior takeover proposal, or if the board of directors of CH Energy recommends or proposes to approve or recommend any alternative takeover proposal with a third party, or withdraws, modifies or proposes publicly to withdraw or modify its approval or recommendation with respect to the Merger Agreement.  The Merger Agreement further provides that, upon termination of the Merger Agreement under certain other circumstances, CH Energy may be obligated to reimburse up to $4 million of Fortis’ expenses with respect to the transaction and, if another takeover proposal is agreed or consummated, pay Fortis the termination fee (net of any expense reimbursement previously paid).

            Fortis has agreed to maintain CH Energy’s community involvement efforts and charitable donations for five years following the closing and to keep CH Energy’s headquarters in Poughkeepsie, New York.  Fortis has also agreed to retain up to three of CH Energy’s current directors on the board of CH Energy following the closing.

            CH Energy and Fortis have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.  CH Energy and Fortis have agreed to use their reasonable best efforts to obtain required governmental approvals to effect the transaction.

            A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

            The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 8.01        Other Events

            On February 21, 2012, CH Energy issued a press release announcing the execution of the Merger Agreement and posted to its website a set of questions and answers regarding the Merger Agreement.  A copy of the press release and the questions and answers is attached hereto as Exhibits 99.1 and 99.2, respectively.

            Also on February 21, 2012, CH Energy distributed to its employees and retirees letters regarding the execution of the Merger Agreement, which are attached hereto as Exhibit 99.3, and Exhibit 99.4, respectively.

            The exhibits attached hereto are incorporated herein by reference and each of the foregoing description of such materials is qualified in its entirety by reference to such materials.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits

            Exhibit No.                 Document Designation

2.1                               Agreement and Plan of Merger, dated February 20, 2012

99.1                             Press release, dated February 21, 2012

99.2                             Questions and Answers, dated February 21, 2012

99.3                             Letter to Employees, dated February 21, 2012

99.4                             Letter to Retirees, dated February 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 21, 2012

CH ENERGY GROUP, INC.

By:    /s/ Kimberly J. Wright

Name:   Kimberly J. Wright

Title:     Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit

Number                       Description

2.1                               Agreement and Plan of Merger, dated February 20, 2012

99.1                             Press release, dated February 21, 2012

99.2                             Questions and Answers, dated February 21, 2012

99.3                             Letter to Employees, dated February 21, 2012

99.4                             Letter to Retirees, dated February 21, 2012